UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2020

Ladder Capital Corp
(Exact name of registrant as specified in its charter)

Delaware	001-36299	80-0925494
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

345 Park Avenue, 8th Floor	10154
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 715-3170

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	LADR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously announced, on December 1, 2020, Ladder Capital Finance Holdings LLLP and Ladder Capital Finance Corporation (together, the “Issuers”), subsidiaries of Ladder Capital Corp, elected to redeem $100 million aggregate principal amount of their outstanding 5.875% Senior Notes due 2021 (the “Notes”), in accordance with the terms of the indenture governing the Notes. On December 28, 2020, the Issuers delivered to holders of the Notes (i) a notice of partial redemption to redeem an additional $75 million of Notes (the “Partial Redemption”) and (ii) a notice of conditional full redemption to redeem any Notes outstanding after the Partial Redemption (the “Conditional Redemption” and, together with the Partial Redemption, the “Redemptions”), each in accordance with the terms of the indenture governing the Notes. The Conditional Redemption is conditioned on the completion by the Issuers of a senior notes offering with gross proceeds of not less than $400 million (the “Condition”).

The Notes will be redeemed on January 27, 2020 (the “Redemption Date”) pursuant to the Partial Redemption, and, subject to the satisfaction of the Condition, the Conditional Redemption, at a redemption price equal to 100.00% of the aggregate principal amount thereof, plus accrued and unpaid interest up to, but not including, the Redemption Date. Following the Redemptions (assuming the satisfaction of the Condition), none of the Notes will remain outstanding and the indenture governing the Notes will be satisfied and discharged in accordance with its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2020	LADDER CAPITAL CORP

	By:	/s/ Marc Fox
	Name:	Marc Fox
	Title:	Chief Financial Officer

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